As filed with the Securities and Exchange Commission on November 7, 1996
                                          Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    _________________________________________
                          MAFCO CONSOLIDATED GROUP INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                               02-0424104
   (State of incorporation)           (I.R.S. employer identification no.)

                            35 EAST 62ND STREET
                             NEW YORK, NEW YORK             10021
               (Address of principal executive offices)   (Zip code)

                MAFCO CONSOLIDATED GROUP INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)
                  _________________________________________
                           BARRY F. SCHWARTZ, ESQ.
                         MAFCO CONSOLIDATED GROUP INC.
                            35 EAST 62ND STREET
                         NEW YORK, NEW YORK  10021
                             (212) 572-8600
         (Name, address and telephone number, including area code,
                           of agent for service)

                   _________________________________________
                       Copy of all communications to:
                           STACY J. KANTER, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                         NEW YORK, NEW YORK  10022


                      CALCULATION OF REGISTRATION FEE

 ==============================================================================
                                   Proposed       Proposed
    Title of     Amount to be      Maximum         Maximum      Amount of
   Securities     Registered    Offering Price    Aggregate    Registration
     to be           (1)          Per Share       Offering          Fee
   Registered                       (2)(3)        Price(2)
    Class A
 ------------------------------------------------------------------------------
                   750,000
   Common Stock,   200,000        $17.375         $13,031,250     $3,949
    par value      300,000         22.00            4,400,000      1,333
    $0.01 per    1,250,000         28.750           8,625,000      2,614
     share                                                        $7,896
 ------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Mafco Consolidated Group Inc. 1995 Stock Option Plan.
(2) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.
(3) Estimated solely for the purpose of calculating the registration fee.



                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.   PLAN INFORMATION.*

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
               INFORMATION.*

          * The information called for in Part I of Form S-8 is currently included in a prospectus, dated as of November 7, 1996, which is to be distributed to participants in the Mafco
     Consolidated Group Inc. 1995 Stock Option Plan.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Mafco Consolidated Group Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of the Company;

          (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

          (3) The description of the Common Stock, par value $0.01 per share ("the Common Stock"), of the Company contained under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated June 30, 1992, filed pursuant to Section 12(b) of the Exchange Act, as amended.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Common Stock to be issued in connection with this Registration Statement will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

          The consolidated financial statements of Mafco Consolidated Group Inc. appearing in Mafco Consolidated Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of the Company filed as Exhibits 4.1(a) and 4.1(b) hereto (the "Certificate of Incorporation") and the By-Laws of the Company filed as Exhibit 4.2 hereto (the "By-Laws"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL, the Certificate of Incorporation and the By-Laws which are incorporated herein by reference.

          Article Fourteenth of the Certificate of Incorporation and
     Article XI of the By-Laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the DGCL provides, in general, that each director and officer may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

          Furthermore, Article Thirteenth of the Certificate of Incorporation eliminates the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal
     benefit.   Section 102 of the DGCL permits a Company's
     certificate of incorporation to contain these provisions. In addition, Article Fourteenth of the Certificate of Incorporation and Article XI, Section 11.5 of the By-Laws provides that the Company may purchase insurance on behalf of any person who is or was a director or officer of the Company, or who is or was a director or officer of the Company serving at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of Article Fourteenth of the Certificate of Incorporation or Article XI of the By-Laws.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

     ITEM 8.   EXHIBITS.

          4.1(a)    Restated Certificate of Incorporation of the
                    Company (incorporated by reference to Exhibit 3.01 to the Registration Statement of Form S-1 filed by the Company with the Commission under the Securities Act (No. 33-48521)).

          4.1(b) Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31,
                    1996).

          4.2 By-Laws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed by the Company with the Commission on June 30,
                    1995).

          5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the Common Stock being registered.

          23.1 Consent of Ernst & Young LLP, independent certified public accountants.

          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).

          24.1      Powers of Attorney.

          99.1 Mafco Consolidated Group Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996).

     ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               1.   (a)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                    (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of November, 1996.

                                      Mafco Consolidated Group Inc.
                                      (Registrant)


                                      By: /s/ James R. Maher
                                          ___________________________
                                          James R. Maher
                                          President, Chief Executive Officer
                                          and Director

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                TITLE                 DATE

                  *             Chairman of the Board   November 7, 1996
     ______________________     of Directors and
     Ronald O. Perelman         Director

                  *             Vice Chairman of the    November 7, 1996
     _______________________    Board of Directors
     Howard Gittis              and Director


                  *             President, Chief        November 7, 1996
     ________________________   Executive Officer and
     James R. Maher             Director
                                (Principal Executive
                                Officer)

                   *            Executive Vice          November 7, 1996
     _______________________    President and Chief
     Irwin Engelman             Financial Officer
                                (Principal Financial
                                Officer)

                    *           Vice President and      November 7, 1996
     _______________________    Controller (Principal
     Laurence Winoker           Accounting Officer)

                    *           Director                November 7, 1996
     ________________________
     Philip E. Beekman


                    *           Director                November 7, 1996
     ________________________
     Theo W. Folz


                    *           Director                November 7, 1996
     _________________________
     Jewel S. LaFontant-
       Mankarious

                    *           Director                November 7, 1996
     _________________________
     Drew Lewis

                    *           Director                November 7, 1996
     _________________________
     Robert Sargent Shriver III

     *Joram C. Salig, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of Attorney duly executed by such directors and officers as exhibits to the Registration Statement.

                                        By: /s/ Joram C. Salig
                                            _________________________
                                              Joram C. Salig
                                              Attorney-in-fact



                                 EXHIBIT INDEX

     Exhibit No.                Description of          Page No.
                                Exhibit

          5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the Common Stock being registered.

          23.1 Consent of Ernst & Young LLP, independent certified public accountants.

          24.1 Powers of Attorney.